As filed with the Securities and Exchange Commission on December 12, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________
OPEN TEXT CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

Canada	98-0154400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
275 Frank Tompa Drive
Waterloo, Ontario, Canada N2L 0A1
(519) 888-7111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________
Open Text Inc.
Suite 301 and 302, 2440 Sand Hill Road
Menlo Park, California 94025
(650) 645-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________

Copies to:
Michael Acedo EVP, Chief Legal Officer and Corporate Secretary Open Text Corporation 275 Frank Tompa Drive Waterloo, Ontario, Canada N2L 0A1 (519) 888-7111	Craig B. Brod, Esq. Helena K. Grannis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Michael Hickey, Esq. Taylor Dickinson, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Toronto, Ontario M5L 1A9 (416) 863-2400
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectus: one to be used in connection with offerings of the securities described herein in the United States, which we refer to as the “U.S. Prospectus,” and one to be used in connection with offerings of such securities in Canada, which we refer to as the “Canadian Prospectus.” The U.S. Prospectus and the Canadian Prospectus are substantially identical, except for the cover page and the table of contents, and except that the Canadian Prospectus includes certain disclosure required by Canadian securities laws and a “Certificate of the Company.” The U.S. Prospectus is included herein and is followed by the alternate and additional pages to be used in the Canadian Prospectus. Each alternate page for the Canadian Prospectus included herein is labeled “Alternate Page for Canadian Prospectus.” Each additional page for the Canadian Prospectus included herein is labeled “Additional Page for Canadian Prospectus.”

PROSPECTUS

Open Text Corporation

Common Shares
Preference Shares
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Subscription Receipts
Units
__________________

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•common shares;
•preference shares;
•debt securities;
•depositary shares;
•warrants;
•purchase contracts;
•subscription receipts; and
•units

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the specific manner in which the securities will be offered. We, or any selling securityholders, will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. In the case of an offering by a selling securityholder, the applicable prospectus supplement will include the identity of, and specific information required with respect to, any selling securityholder. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We, or any selling securityholders, may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common shares will be listed on any securities exchange. Our common shares are traded on the NASDAQ Global Select Market (“NASDAQ”) and on the Toronto Stock Exchange (“TSX”) under the symbol “OTEX.”

Investing in the offered securities involves risks. You should read the section entitled “Risk Factors” on page 4 and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.
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Prospectus dated December 12, 2025

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We and any selling securityholders are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor any selling securityholders have authorized anyone to give you any other information, and we or any selling securityholders take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

NOTICE TO UNITED STATES INVESTORS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing an automatic shelf registration process. Under this shelf process, we or any selling securityholders may periodically sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, subscription receipts and units that we or any selling securityholders may offer. Each time we or any selling securityholders offer securities, we or any selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement together with the documents referred to in “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

All references in this prospectus to “OpenText,” the “Company,” “we,” “us” or “our” refer to Open Text Corporation and, unless the context requires otherwise, its subsidiaries.

When we use the term “securities,” we are referring to any of our common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, subscription receipts or units, each as may be offered by this prospectus and the accompanying prospectus supplement.

Except as noted, all amounts are expressed in U.S. Dollars. All references to “U.S.$” or “$” are to U.S. Dollars and all references to “Cdn. $” are to Canadian Dollars.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act (Ontario) and Canadian securities legislation in each of the other provinces in which this prospectus is filed. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would”, “might”, “will” and variations of these words or similar expressions, we do so to identify forward-looking statements.

In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. The forward-looking statements contained in this prospectus are based on certain assumptions including the following: (i) countries continuing to implement and enforce existing and additional customs and security regulations relating to the provision of electronic information for imports and exports; (ii) our continued operation of a secure and reliable business network; (iii) the stability of general political, economic and market conditions; (iv) our ability to manage inflation, including increased labour costs associated with attracting and retaining employees and volatile interest rates; (v) our continued ability to manage certain foreign currency risk through hedging; (vi) equity and debt markets continuing to provide us with access to capital; (vii) our continued ability to identify, source and finance attractive and executable business combination opportunities; (viii) our continued ability to avoid infringing third party intellectual property rights; and (ix) our ability to successfully implement our restructuring plans.

Management’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) our inability to realize successfully any anticipated synergy benefits from acquisitions; (ii) the actual and potential impacts of the use of cash and incurrence of indebtedness, including the granting of security interests related to such debt; (iii) the change in scope and size of our operations as a result of acquisitions or divestitures and risks relating to any such acquisitions or divestitures and the impact of divestitures on our remaining business, including our agreement to divest an on-premise solution (eDOCS); (iv) the uncertainty around expectations related to the business prospects from potential acquisitions; (v) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (vi) the possibility that we may be unable to successfully integrate the assets we acquire or fail to utilize such assets to their full capacity and not realize the benefits we expect from our acquired portfolios and businesses; (vii) the potential for the incurrence of or assumption of debt in connection with acquisitions, its impact on future operations and on the ratings or outlooks of rating agencies on our outstanding debt securities, the possibility of not being able to generate sufficient cash to service all indebtedness, and our ability to reduce our outstanding debt; (viii) the possibility that the Company may be unable to meet its future reporting requirements under the Exchange Act, and the rules promulgated thereunder, or applicable Canadian securities regulation; (ix) the risks associated with bringing new products and services to market; (x) fluctuations in currency exchange rates (including as a result of the impact of any policy changes resulting from trade and tariff disputes) and the impact of mark-to-market valuation relating to associated derivatives; (xi) delays in the purchasing decisions of the Company’s customers; (xii) competition the Company faces in its industry and/or marketplace; (xiii) the final determination of litigation, tax audits (including tax examinations in Canada, the United States or elsewhere) and other legal proceedings; (xiv) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, United States or international tax regimes; (xv) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (xvi) the continuous commitment of the Company’s customers; (xvii) demand for the Company’s products and services; (xviii) increase in exposure to international business risks including the impact of geopolitical instability, political unrest, war and other global conflicts, and other geopolitical tensions, including the Russia-Ukraine and Middle East conflicts, as we continue to increase our international operations; (xix) adverse macroeconomic conditions, such as potential increases or changes in global tariff policies and structures and the timing thereof, the effects of global relations, including escalating tensions, imposition of tariffs, retaliatory measures, restrictive regulations or boycotts, and other trade policies, inflation, disruptions in global supply chains and increased labour costs; (xx) inability to raise capital at all or on not unfavorable terms in the future; (xxi) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); and (xxii) potential changes in ratings or outlooks of rating agencies on our outstanding debt securities.

Other factors that may affect forward-looking statements include, but are not limited to: (i) the future performance, financial and otherwise, of the Company; (ii) the ability of the Company to bring new products and services to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) failure to secure and protect patents, trademarks and other proprietary rights; (v) infringement of third-party proprietary rights triggering indemnification obligations and resulting in significant expenses or restrictions on our ability to provide our products or services; (vi) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement; (vii) the Company’s growth and other profitability prospects; (viii) the estimated size and growth prospects of the Information Management market; (ix) the Company’s competitive position in the Information Management market and its ability to take advantage of future opportunities in this market; (x) the benefits of the Company’s products and services to be realized by customers; (xi) the demand for the Company’s products and services and the extent of deployment of the Company’s products and services in the Information Management marketplace; (xii) the Company’s financial condition and capital requirements; (xiii) system or network failures or information security, cybersecurity or other data breaches in connection with the Company’s offerings or the information technology systems used by the Company generally, the risk of which may be increased during times of natural disaster or pandemic due to remote working arrangements; (xiv) the integration of artificial intelligence (“AI”) and other machine learning into some of our products, systems or solutions; (xv) failure to achieve any corporate citizenship-related targets we set ; (xvi) failure to attract and retain key personnel to develop and effectively manage the Company’s business, including the search for a permanent CEO; (xvii) the ability of the Company’s subsidiaries to make distributions to the Company; (xviii) increased attention from shareholders, governments, customers and other key relationships regarding our corporate citizenship practices and increased regulatory scrutiny of such practices and related disclosures, which could impact our business activities, financial performance and reputation; and (xix) other risks described in the documents incorporated by reference herein.

You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the heading “Risk Factors” in any applicable prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, might not occur.

OPEN TEXT CORPORATION

OpenText is an Information Management company that provides software and services that empower digital businesses of all sizes to become more intelligent, connected, secure and responsible. Our innovations maximize the strategic benefits of data and content for our customers, strengthening their productivity, growth and competitive advantage.

Our comprehensive Information Management platform and services provide secure and scalable solutions for global companies, small and medium-sized businesses, governments and consumers around the world. We have a complete and integrated portfolio of Information Management solutions delivered at scale in the OpenText Cloud, helping organizations master modern work, automate application delivery and modernization, and optimize their digital supply chains. To do this, we bring together our seven product categories: Content, Business Network, IT Operations Management, Cybersecurity (Enterprise), Cybersecurity (Small and Medium-Sized Businesses and Consumer), Application Delivery Management, and Analytics. We also accelerate information modernization with intelligent tools and services for moving off paper, automating classification and building clean data lakes for AI, analytics and automation.

Open Text Corporation was incorporated on June 26, 1991. Our initial public offering was on the NASDAQ in 1996 and we were subsequently listed on the TSX in 1998. Our principal office is at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, and our telephone number at that location is (519) 888-7111. Our website is www.opentext.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference. See the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale by us of the securities described in this prospectus for our general corporate purposes, which may include future acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

While we currently anticipate that we will use the net proceeds from any sale of the securities described in this prospectus as set forth above, we may reallocate the net proceeds from time to time based on our strategy relative to the market and other conditions in effect at the time.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

SUPPLEMENTAL CANADIAN DISCLOSURE

The following information under “Prior Sales,” “Trading Price and Volume,” “Consolidated Capitalization” and “Earnings Coverage Ratios” is included solely for the purposes of complying with the requirements of applicable securities laws in each of the provinces of Canada.

Prior Sales

Prior sales of our securities will be provided, as required, in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

Trading Price and Volume

Our common shares are traded on the NASDAQ and on the TSX under the symbol “OTEX.” Trading prices and volume of our securities will be provided, as required, in each prospectus supplement to this prospectus.

Consolidated Capitalization

Other than as disclosed in this prospectus or the documents incorporated by reference herein, there have been no material changes in our share or loan capital on a consolidated basis since September 30, 2025, being the date of our most recently filed financial statements.

Earnings Coverage Ratios

Earnings coverage ratios will be provided in the prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common shares, preference shares, debt securities, depositary shares, warrants, purchase contracts, subscription receipts and units that we or selling securityholders, as applicable, may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

Description of Common Shares

The description below summarizes the general terms of our common shares. This section is a summary, and it does not describe every aspect of our common shares. This summary is subject to and qualified in its entirety by reference to our articles and our by-laws, each of which is incorporated by reference into an exhibit to our Annual Report on Form 10-K for the year ended June 30, 2025. We encourage you to read our articles and by-laws for additional information.

Authorized Shares

The Company is authorized to issue an unlimited number of common shares without par value. As of December 11, 2025, the final business day prior to the date hereof, there were 251,864,533 common shares outstanding. All outstanding common shares are fully paid and non-assessable.

Voting Rights

Holders of common shares are entitled to receive notice of and to attend all shareholder meetings and are entitled to cast one vote for each common share held of record on all matters acted upon at any shareholder meeting. Holders of the common shares are not entitled to cumulate votes in connection with the election of directors.

Dividends and Other Distributions

Holders of the common shares are entitled to dividends if, as and when declared by the board of directors of the Company, subject to the rights of shares having priority over the common shares, if any, including the preference shares.

Our board of directors have adopted a policy to pay non-cumulative quarterly dividends. However, future declarations of dividends are subject to the final determination of our board of directors, in its discretion based on a number of factors that it deems relevant, including our financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that our board of directors may conclude would be in the best interest of the Company and our shareholders. Our dividend payments are subject to relevant contractual limitations, including those in our existing credit agreements, and to solvency conditions established by the Canada Business Corporations Act (the “CBCA”), the statute under which we are incorporated.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in all assets remaining after payment of debts and liabilities, subject to the rights of shares having priority over the common shares, if any, including the preference shares.

Other Provisions

Holders of common shares have no pre-emptive, subscription, redemption or conversion rights.

Amended and Restated Shareholder Rights Plan

On December 9, 2025, at our annual meeting of shareholders, our shareholders approved the continuation, amendment and restatement of the shareholder rights plan (the “Amended Rights Plan”) that the Company and Computershare Investor Services Inc. originally entered into as of November 1, 2004, and as previously amended and restated on December 6, 2007, December 2, 2010, September 26, 2013, September 23, 2016, September 4, 2019, and September 15, 2022. Upon such shareholder approval, the Amended Rights Plan was entered into as of December 9, 2025.

The Amended Rights Plan continues to provide a right (which may only be exercised if a person acquires control of 20% or more of our common shares) for each shareholder, other than the person that acquires 20% or more of our common shares, to acquire additional common shares at one-half of the market price at the time of exercise. Existing securities legislation and existence of the Amended Rights Plan continue to ensure that, in the context of a bid for control of the Company through an acquisition of our common shares, our board of directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of our long-term strategic plans, as these may be modified by us from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and to lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.

The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate, as defined in the Amended Rights Plan) and the termination of our annual meeting of shareholders in the year 2028 unless at or prior to such meeting our shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the annual meeting of our shareholders in the year that is three years after the year in which such approval occurs.

Description of Preference Shares

The Company is authorized to issue an unlimited number of preference shares (designated in our articles as First Preference Shares), without par value, in one or more series, each such series consisting of such number of shares and having the designation, rights (including voting and dividend rights), privileges, restrictions and conditions as may be determined by our board of directors and as will be set forth in an amendment to our articles. The prospectus supplement relating to any series of preference shares we may offer will contain the specific terms of that series, including some or all of the following:

•whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•whether the shares of the series are retractable, and if so, the prices at which, and terms and conditions on which, the shares may be retracted, including the date or dates upon or after which the shares will be retractable, the amount per share payable in case of retraction and whether any other rights of retraction may vest in the future;

•whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of OpenText;

•whether and the extent to which the series will be guaranteed;

•whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of OpenText, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•a discussion of any material U.S. federal income tax and Canadian federal income tax considerations applicable to the preference shares being offered;

•terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•the distinctive designation of each series and the number of shares that will constitute the series;

•the voting power, if any, of shares of the series; and

•any other relative rights, preferences, obligations or limitations.

Holders of each series of preference shares, except as required by law, will not be entitled to vote at shareholder meetings except as specified in the rights, privileges, restrictions and conditions relating to the series of preference shares. With respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of the Company, whether voluntary or involuntary, the preference shares of each series shall rank on parity with the preference shares of every other series and are entitled to preference over the common shares and any other shares ranking junior to the preference shares from time to time and may also be given such other preference over the common shares and any other shares ranking junior to the preference shares as may be determined at the time of creation of such series.

As of the date of this prospectus, no preference shares are outstanding.

Description of Debt Securities

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement may or may not modify the general terms found in this prospectus, provided that the debt securities issued pursuant to this prospectus will not be asset-backed securities. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “OpenText” refer solely to Open Text Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated, to the extent required, and delivered, under the applicable indenture.

We may issue senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” We may issue senior debt securities under an indenture dated as of April 24, 2014 among us and Computershare Trust Company, N.A., as trustee, and Computershare Trust Company of Canada, as co-trustee. This indenture, as supplemented from time to time, is referred to in this prospectus as the “senior indenture.” The senior indenture has been filed as an exhibit to the registration statement filed with the SEC of which this prospectus is a part. We may issue subordinated debt under a separate indenture to be entered into among us and one or more trustees and co-trustees. This indenture, as supplemented from time to time, is referred to in this prospectus as the “subordinated indenture.” A form of the subordinated indenture has been filed as an exhibit to the registration statement filed with the SEC of which this prospectus is a part. The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture will be identified in the applicable prospectus supplement. References to the “indenture” in this prospectus refer to the senior indenture or the subordinated indenture, as applicable. With respect to the senior indenture, we refer to Computershare Trust Company, N.A. as the “trustee” and Computershare Trust Company of Canada as the “co-trustee” in this prospectus. With respect to the subordinated indenture, references to the “trustee” and the “co-trustee” in this prospectus refer to the trustee and the co-trustee to be identified in the applicable prospectus supplement. If a different trustee or co-trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC and the securities commissions or similar regulatory authorities in each of the provinces of Canada (which we refer to as the Canadian securities regulators) at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:
•the title of the series;

•any limit upon the aggregate principal amount of the series;

•the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•the place or places where the securities may be exchanged or transferred;

•the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•if the payments of principal of (and premium, if any) or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•any ranking provisions or subordination provisions applicable to securities of the series;

•any modifications of or additions to the events of default or covenants with respect to securities of the series;

•any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•if other than the trustee or co-trustee, the identity of the registrar and any paying agent;

•if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur;

•a discussion of any material U.S. federal income tax and Canadian federal income tax considerations applicable to the debt securities being offered; and

•any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The senior debt securities that we may offer under the indenture will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other senior unsecured obligations. However, the senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. The debt securities will also be structurally subordinated to all liabilities, including trade payables, of our subsidiaries. The subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of the subordinated debt securities will be described below under “—Additional Provisions Applicable to Subordinated Debt Securities—Subordination of Subordinated Debt Securities,” or as described in the applicable prospectus supplement.

Covenants

Except as described below or in the applicable prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will file with the trustee, within 30 days after we file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Amalgamation, Consolidation, Merger and Sale of Assets

The indenture provides that we may not amalgamate, consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•either we are the resulting, surviving or transferee corporation, or our successor is a corporation that expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•certain events of bankruptcy or insolvency of us; and

•any other event of default with respect to a series of debt securities described in the applicable prospectus supplement.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or co-trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•the holder has previously given to the trustee and the co-trustee written notice of an event of default and the continuance of that event of default;

•the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee and the co-trustee pursue the remedy;

•such holder or holders have offered to the trustee and the co-trustee security or indemnity reasonably satisfactory to the trustee and the co-trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•the trustee and the co-trustee have not complied with the request within 60 days of the receipt of such notice, request and offer of indemnity; and

•during the 60-day period, the trustee and the co-trustee have not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee or co-trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) will not constitute a default or an event of default. The sole remedy for such breach will be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the date on which the breach relating to the reporting obligations referred to in this paragraph shall have been cured or waived. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee and co-trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We and the trustee and the co-trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•secure the debt securities of any series;

•evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•conform the text of the indenture or the debt securities of any series to any provision of the “Description of Debt Securities” or “Description of Notes” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•comply with the requirements of the CBCA applicable to trust indentures;

•establish the form or terms of debt securities of any series as permitted by the indenture;

•secure our obligations in respect of the debt securities of any series;

•in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common shares or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We and the trustee and the co-trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•change the final maturity of any debt security;

•reduce the aggregate principal amount on any debt security;

•reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;
•change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants or waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•change the ranking provisions of the subordinated indenture in a manner adverse to the holders of debt securities issued thereunder in any material respect;

•impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, to maintain paying agencies, to hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities and certain obligations to the trustee and co-trustee), upon the deposit with the applicable trustee and co-trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee and co-trustee of (i) an opinion of U.S. counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service (the “IRS”), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and beneficial owners of the debt securities and (ii) an opinion of Canadian counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable Canadian income tax law or a ruling from the Canada Revenue Agency, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and beneficial owners of the debt securities. For the avoidance of doubt, either such opinion would require a change in current U.S. and Canadian tax laws.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee and co-trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee and co-trustee of (i) an opinion of U.S. counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders and (ii) an opinion of Canadian counsel reasonably satisfactory to the trustee and co-trustee to the effect that, based upon applicable Canadian income tax law, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and co-trustee and ours, including, among others, the obligations to apply money held in trust) when:

•either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee or co-trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee or co-trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee or co-trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•we have delivered irrevocable instructions to the trustee or co-trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•we have delivered to the trustee or co-trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or co-trustee or paying agent for the payment of principal of, or premium or accrued and unpaid interest, if any, on any debt securities remains unclaimed for two years, the trustee or co-trustee and paying agent will pay the money back to us upon our request. However, the trustee or co-trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York and Toronto, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 calendar days from the publication or mailing. After the trustee or co-trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and co-trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee or co-trustee any debt securities surrendered to them for transfer, exchange, redemption or payment, and the trustee or co-trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee or co-trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee or co-trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee or co-trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, defaced, destroyed, lost or stolen debt securities at the holder’s expense upon delivery to the trustee or co-trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee or co-trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee or co-trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee or co-trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement (which may include certain other procedures applicable to securities issued to Canadian investors), our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company (“DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—a bank, brokerage house or other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•an event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor the trustee or co-trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee and Co-Trustee

Computershare Trust Company, N.A. is the trustee and Computershare Trust Company of Canada is the co-trustee under the senior indenture. The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture (the form of which has been filed as an exhibit to the registration statement filed with the SEC of which this prospectus is a part) will be identified in the applicable prospectus supplement.

Except during the continuance of an event of default, the trustee and the co-trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee and the co-trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee and co-trustee, subject to certain exceptions. Subject to these provisions, none of the trustee or the co-trustee will be under obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee or the co-trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee and the co-trustee will be permitted to engage in other transactions with us; however, if the trustee or the co-trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or co-trustee, or resign.

The trustee and co-trustee are affiliates of Computershare Investors Services Inc., which is the transfer agent and registrar for our common shares.

No Individual Liability of Directors, Officers, Employees, Incorporators, Stockholders or Agents

The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under the subordinated indenture (the form of which has been filed as an exhibit to the registration statement filed with the SEC of which this prospectus is a part) and will be subordinate in right of payment to certain other indebtedness as described below under “—Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt. The trustee and the co-trustee for each series of our subordinated debt securities issued under the subordinated indenture will be identified in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” is defined in the subordinated indenture (the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part) as, with respect to any “person” (as defined in the form of subordinated indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the subordinated indenture or thereafter created or incurred, which is for:

•money borrowed by such person;

•securities, notes, debentures, bonds or other similar instruments issued by such person;

•obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•obligations of the type referred to in the preceding bullet points of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

Description of Depositary Shares

We may issue fractional interests in common shares or preference shares, rather than common shares or preference shares, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a common share or a preference share. The common shares or preference shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

Description of Warrants

We may issue warrants, including warrants to purchase debt securities, common shares, preference shares or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•the title of the warrants;

•the securities, which may include debt securities, common shares, preference shares or other securities, property or assets for which you may exercise the warrants;

•the price or prices at which the warrants will be issued;

•the number or principal amount of securities or amount of other property or assets that you may purchase upon exercise of each warrant;

•the currency, currencies, or currency units, if other than in U.S. dollars, in which the warrants are to be issued or for which the warrants may be exercised;

•the procedures and conditions relating to the exercise of the warrants;

•the designation, amount and terms of the securities for which the warrants are exercisable;

•the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•the aggregate number of warrants;

•any provisions for adjustment of the number or amount of securities, property or assets receivable upon exercise of the warrants or the exercise price of the warrants;

•the price or prices at which the securities, property or assets purchasable upon exercise of the warrants may be purchased;

•the date on and after which the warrants and the securities, property or assets purchasable upon exercise of the warrants will be separately transferable, if applicable;

•a discussion of any material U.S. federal income tax or Canadian federal income tax considerations applicable to the exercise of the warrants;

•the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•the maximum or minimum number of warrants that may be exercised at any time;

•information with respect to book-entry procedures, if any; and

•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities, common shares, preference shares or other securities purchasable upon that exercise.

Description of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of common shares, preference shares or depositary shares at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preference shares or depositary shares. The consideration per common share or preference share or per depositary share may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and debt securities, preference shares or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common shares, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common shares, preference shares, depositary shares or other security or property under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

The prospectus supplement relating to any purchase contracts that we may offer will contain the specific terms of the purchase contracts.

Description of Subscription Receipts

We may issue subscription receipts to purchase debt or equity securities, subject to compliance with applicable law. Each subscription receipt will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the applicable prospectus supplement for the subscription receipts. We may issue subscription receipts independently or together with any offered securities. The subscription receipts may be attached to or separate from those offered securities. We will issue the subscription receipts under subscription receipt agreements to be entered into between us and a bank or trust company, as subscription receipt agent, all as described in the applicable prospectus supplement. The subscription receipt agent will act solely as our agent in connection with the subscription receipts and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of subscription receipts.

The prospectus supplement relating to any subscription receipts that we may offer will contain the specific terms of the subscription receipts.

Description of Units

We may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, common shares, subscription receipts or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell any combination of the securities covered by this prospectus in any of the following three ways (or in any combination of the following three ways):

•to or through underwriters or dealers;

•directly to a limited number of purchasers or to a single purchaser; or

•through agents.

We or any selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling securityholders or borrowed from us, any selling securityholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us or any selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•the names of any selling securityholders;

•the initial public offering price of the securities and the proceeds to us or any selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we or any selling securityholders use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We or any selling securityholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or any selling securityholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or any selling securityholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or any selling securityholders may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or Canadian securities legislation, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

Each issue of preference shares, debt securities, depositary shares, warrants, purchase contracts, subscription receipts and units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, such securities will not be listed on any securities exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in such securities or as to the liquidity of the trading market for such securities.

SELLING SECURITYHOLDERS

Securities may be sold under this prospectus by way of a secondary offering by one or more selling securityholders. The terms under which the securities will be offered by selling securityholders and information regarding such selling securityholders will be described, as required under applicable securities laws, in the applicable prospectus supplement. If applicable, each selling securityholder will file a non-issuer’s submission to jurisdiction form with the corresponding prospectus supplement.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are a Canadian company. Some of our directors and executive officers live outside the United States. Some of the assets of our directors and executive officers and some of our assets are located outside the United States. As a result, it may be difficult or impossible to serve process on us or on such persons in the United States or to obtain or enforce judgments obtained in U.S. courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under U.S. federal securities laws in original actions and/or enforce claims for punitive damages.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for OpenText by Blake, Cassels & Graydon LLP, Toronto, Ontario, with respect to matters of Canadian law, and Cleary Gottlieb Steen & Hamilton LLP, New York, New York, with respect to matters of U.S. law. The partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than one percent of all outstanding common shares of the Company. The partners, counsel and associates of Cleary Gottlieb Steen & Hamilton LLP beneficially own, directly or indirectly, less than one percent of all outstanding common shares of the Company.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2025, which comprise the consolidated balance sheets as of June 30, 2025 and June 30, 2024, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2025 and the related notes, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2025, have been incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 in reliance upon the reports therein of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, and upon the authority of said firm as experts in accounting and auditing.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are KPMG LLP, independent registered public accounting firm.

The transfer agent and registrar for the common shares is Computershare Investor Services Inc. at its principal office in Toronto, Ontario, Canada.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC and with the Canadian securities regulators. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The documents that we have filed with the Canadian securities regulators are available to the public over the Internet at www.sedarplus.com. These documents are also available, free of charge, on our website, which is located at www.opentext.com. Please note that the SEC’s website, the website containing Canadian securities regulators filings and our website are included in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on such websites is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable prospectus supplement, except as described in the following section.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 7, 2025;

•our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 5, 2025;

•our Current Reports on Form 8-K filed with the SEC on July 9, 2025 (Item 5.02 only) (as amended by our Current Report on Form 8-K/A on August 22, 2025), August 7, 2025 (Item 8.01 only), August 11, 2025 (Item 5.02 only) (as amended by our Current Report on Form 8-K/A on August 22, 2025), October 1, 2025, October 3, 2025, October 6, 2025, November 5, 2025 and December 9, 2025; and

•the description of our securities contained in Exhibit 4.1 of our Annual Report on Form 10-K, filed with the SEC on August 7, 2025.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is www.opentext.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus or any applicable prospectus supplement, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

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This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this short form prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Concurrently with or immediately after this short form prospectus becoming final, we expect to file a registration statement on Form S-3 with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities.

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Open Text Corporation at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1 (telephone (519) 888-7111), and are also available electronically at www.sedarplus.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	December 12, 2025

Open Text Corporation
Common Shares
Preference Shares
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Subscription Receipts
Units
__________________

Open Text Corporation (“we”, “OpenText” or the “Company”) or our securityholders may from time to time offer and issue or sell, as applicable, the following securities: (i) common shares; (ii) preference shares; (iii) debt securities; (iv) depositary shares; (v) warrants; (vi) purchase contracts; (vii) subscription receipts, and (viii) units comprised of one or more of the other securities described in this prospectus, at any time during the 37-month period that this prospectus, including any amendments hereto, remains valid, subject to satisfaction of applicable securities law requirements. These securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

This prospectus is filed under Part 9B of National Instrument 44-102 – Shelf Distributions (“NI 44-102”). The Company has satisfied the requirements for issuers filing a well-known seasoned issuer base shelf prospectus and for a receipt for this prospectus to be deemed to be issued in all jurisdictions in Canada in which this prospectus has been filed. No regulator or securities regulatory authority has reviewed this prospectus.

As of close of business on November 28, 2025, the Company’s “qualifying public equity” (as defined in Part 9B.1 of NI 44-102) exceeded Cdn. $500,000,000, as the Company’s qualifying public equity equalled Cdn. $12,001,043,895.

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All shelf information permitted under applicable securities legislation, including as permitted under the WKSI Blanket Orders, to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters described in this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains.

We or any selling securityholders may sell the securities to or through underwriters or dealers purchasing as principals, and may also sell the securities to one or more purchasers directly pursuant to applicable statutory exemptions or through agents. The prospectus supplement relating to a particular offering of securities will set out the name of each underwriter, dealer or agent involved in the sale of the securities and will set forth the terms of the offering of such securities, the method of distribution of such securities, including, to the extent applicable, the proceeds to us and any selling securityholders, as applicable, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “Plan of Distribution”.

In connection with any offering of securities under this prospectus (unless otherwise specified in a prospectus supplement), the underwriters, dealers or agents may over-allot or effect transactions intended to stabilize or maintain the market price of the securities offered at a higher level than that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

We have filed an undertaking with the Ontario Securities Commission that we will not distribute specified derivatives that, at the time of distribution, are novel without pre-clearing with the applicable regulator the disclosure to be contained in the shelf prospectus supplement pertaining to the distribution of the novel specified derivatives.

Our common shares are traded on the NASDAQ Global Select Market (the “NASDAQ”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “OTEX”. On December 11, 2025, the last trading day of the NASDAQ and of the TSX prior to the date of this prospectus, the closing price per share of our common shares was U.S. $33.41 on the NASDAQ and Cdn. $45.99 on the TSX, respectively.

Unless otherwise specified in the applicable prospectus supplement, the securities in respect of which this prospectus is being delivered, other than our common shares, will not be listed on any securities exchange. Accordingly, unless so specified, there will be no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities and the extent of issuer regulation. See “Risk Factors” in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should read the section entitled “Risk Factors” in this prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.

Owning our securities may subject you to tax consequences both in Canada and the United States. Such tax consequences are not described in this prospectus and may not be fully described in any applicable prospectus supplement. You should read the tax discussion in any applicable prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles. Accordingly, the presentation of financial statements may vary in a material way from financial statements prepared in accordance with IFRS Accounting standards.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Robert Hau, Kristen Ludgate, Fletcher Previn, Annette Rippert, and George Schindler, each a director of the Company, and P. Thomas Jenkins, Executive Chair of the Board and Chief Strategy Officer, each resides outside of Canada and has appointed Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, as agent for service of process. Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated,

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Information with respect to a purchaser’s right to withdraw from or rescind an agreement to purchase securities is provided below. See “Purchasers’ Statutory and Contractual Rights."

The head and registered office of the Company is located at 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1.

TABLE OF CONTENTS

Notice to United States Investors	1
About this Prospectus	1
Note Regarding Forward-Looking Statements	1
Open Text Corporation	4
Risk Factors	4
Use of Proceeds	4
Supplemental Canadian Disclosure	5
Prior Sales	5
Trading Price and Volume	5
Consolidated Capitalization	5
Earnings Coverage Ratios	5
Description of Securities	5
Plan of Distribution	25
Selling Securityholders	27
Service of Process and Enforceability of Civil Liabilities	27
Exemptions	28
Legal Matters	28
Auditors, Transfer Agent and Registrar	29
Where You Can Find More Information	29
Documents Incorporated by Reference	29
Purchasers’ Statutory and Contractual Rights	32
Certificate of the Company	C-1

We and any selling securityholders are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor any selling securityholders have authorized anyone to give you any other information, and we or any selling securityholders take no responsibility for any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the Canadian securities regulators, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the Canadian securities regulators will automatically update and supersede information in this prospectus and in our other filings with the Canadian securities regulators. We incorporate by reference the documents listed below, which we have already filed with Canadian securities regulators, which documents form an integral part of this prospectus:

•our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Canadian securities regulators on August 7, 2025 (the “Annual Report”);

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•the consolidated financial statements of the Company as of June 30, 2025, which comprise the consolidated balance sheets as of June 30, 2025 and June 30, 2024, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2025 and the related notes, and the reports of the auditors thereon, filed with the Canadian securities regulators on August 7, 2025 and contained in Item 15 of the Annual Report;

•management’s discussion and analysis of financial condition and results of operations of the Company for the year ended June 30, 2025, filed with the Canadian securities regulators on August 7, 2025 and contained in Item 7 of the Annual Report;

•our Quarterly Report on Form 10-Q for the three months ended September 30, 2025 and the related notes, filed with the Canadian securities regulators on November 5, 2025 (the “Quarterly Report”);

•interim consolidated financial statements of the Company as of September 30, 2025, which comprise the consolidated balance sheets as of September 30, 2025 and June 30, 2025, the related consolidated statements of income, comprehensive income and cash flows for the three-month periods ended September 30, 2025 and September 30, 2024 and the related notes, filed with the Canadian securities regulators on November 5, 2025 and contained in Item 1 of the Quarterly Report;

•management’s discussion and analysis of financial condition and results of operations of the Company for the three months ended September 30, 2025, filed with the Canadian securities regulators on November 5, 2025 and contained in Item 2 of the Quarterly Report;

•our Proxy Circular dated October 30, 2025, distributed in connection with the annual meeting of shareholders held on December 9, 2025, filed with the Canadian securities regulators on November 7, 2025;

•Item 5.02 of our Current Report on Form 8-K filed with the Canadian securities regulators and dated July 9, 2025 (as amended by Form 8-K/A on August 22, 2025);

•Item 8.01 of our Current Report on Form 8-K filed with the Canadian securities regulators and dated August 7, 2025;

•Item 5.02 of our Current Report on Form 8-K filed with the Canadian securities regulators and dated August 11, 2025 (as amended by Form 8-K/A on August 22, 2025);

•Item 5.02 of our Current Report on Form 8-K filed with the Canadian securities regulators and dated October 1, 2025;

•Item 8.01 of our Current Report on Form 8-K filed with the Canadian securities regulators and dated October 2, 2025;

•Items 5.02 and 8.01 of our Current Report on Form 8-K filed with the Canadian securities regulators and dated October 6, 2025;

•Item 8.01 of our Current Report on Form 8-K filed with the Canadian securities regulators and dated November 5, 2025; and

•Items 1.01, 5.07 and 8.01 of our Current Report on Form 8-K filed with the Canadian securities regulators and dated December 9, 2025.

We also deem to be incorporated by reference into this prospectus any future filings we make with the Canadian securities regulators (other than (i) confidential material change reports and (ii) press releases (except press releases deemed or stated to be incorporated by reference herein)), all updated earnings coverage ratio information, as well as all prospectus supplements disclosing additional or updated information, filed by us subsequent to the date of this prospectus, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC and not filed with the Canadian securities regulators, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document and is filed with the Canadian securities regulators.

[ALTERNATE PAGE FOR CANADIAN PROSPECTUS]

When a new Annual Report on Form 10-K (which also constitutes an annual information form for the purposes of Canadian securities law) is filed by us with the Canadian securities regulators during the currency of this prospectus, the previous Annual Report on Form 10-K and the annual consolidated financial statements and related management’s discussion and analysis for the previous fiscal year, and all Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, interim consolidated financial statements and related management’s discussion and analysis, material change reports, business acquisition reports and information circulars (other than our management information circular prepared in connection with our annual meeting of holders of common shares) filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus. When a new management information circular prepared in connection with our annual meeting of holders of common shares is filed by us with the Canadian securities regulators during the currency of this prospectus, the previous management information circular prepared in connection with an annual meeting of the Company shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101—General Prospectus Requirements) filed after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

A prospectus supplement containing the specific variable terms of an offering of securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the offering of the securities covered by that prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded thereafter shall not constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or calling us at the following address: 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, Telephone: (519) 888-7111, Attention: Corporate Secretary. Our website is www.opentext.com. Copies of the documents that are incorporated by reference into this prospectus are also available electronically at www.sedarplus.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus or any applicable prospectus supplement, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are a Canadian company. Some of our directors and executive officers live outside the United States. Some of the assets of our directors and executive officers and some of our assets are located outside the United States. As a result, it may be difficult or impossible to serve process on us or on such persons in the United States or to obtain or enforce judgments obtained in U.S. courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under U.S. federal securities laws in original actions and/or enforce claims for punitive damages.

Robert Hau, Kristen Ludgate, Fletcher Previn, Annette Rippert, and George Schindler, each a director of the Company, and P. Thomas Jenkins, Executive Chair of the Board and Chief Strategy Officer, each resides outside of Canada and has appointed Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1, as agent for service of process. Investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

EXEMPTIONS

Pursuant to a decision granted by the Autorité des marchés financiers, the securities regulatory authority in the Province of Québec, on December 11, 2025, the Company received a permanent exemption from the requirement to file a French language version of the exhibits to documents filed by the Company pursuant to U.S. securities legislation which are incorporated by reference in this prospectus (including any prospectus supplements issued hereunder), including Form 8-Ks, Form 10-Ks and Form 10-Qs.

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after the later of (a) the date that the Company (i) filed the prospectus or any amendment on SEDAR+ and a receipt is issued and posted for the document, and (ii) issued and filed a news release on SEDAR+ announcing that the document is accessible through SEDAR+, and (b) the date that the purchaser or subscriber has entered into an agreement to purchase the securities or a contract to purchase or a subscription for the securities. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

In addition, original purchasers of convertible or exchangeable preference shares, subscription receipts, warrants, purchase contracts or convertible or exchangeable debt securities (or units comprised wholly or partly of any such securities) will have a contractual right of rescission against the Company following the issuance of underlying securities of the Company to such original purchasers upon the conversion, exchange or exercise of such securities. The contractual right of rescission will be further described in any applicable prospectus supplement, but will, in general, entitle such original purchasers to receive the original amount paid for the applicable convertible, exchangeable or exercisable security (and any additional amount paid upon conversion, exchange or exercise), upon surrender of the underlying securities acquired thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus.

In an offering of convertible or exchangeable preference shares, subscription receipts, warrants, purchase contracts or convertible or exchangeable debt securities (or units comprised wholly or partly of any such securities), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which convertible or exchangeable preference shares, subscription receipts, warrants, purchase contracts or convertible or exchangeable debt securities (or units comprised wholly or partly of any such securities) are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser

[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

CERTIFICATE OF THE COMPANY

Dated: December 12, 2025

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada.

/s/ James McGourlay	/s/ Steve Rai
JAMES MCGOURLAY Interim Chief Executive Officer	STEVE RAI Executive Vice President and Chief Financial Officer

On behalf of the Board of Directors

/s/ P. Thomas Jenkins	/s/ David Fraser
P. THOMAS JENKINS Executive Chair of the Board and Chief Strategy Officer	DAVID FRASER Lead Director

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

Filing Fee for Registration Statement	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustee’s Fees and Expenses (including counsel fees)	(2)
Printing and Engraving Fees	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)    Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)    An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

In connection with any offering by any selling securityholders under this registration statement, all or a portion of the foregoing expenses may be paid by the registrant, except the selling securityholders will pay any applicable discounts and commissions, as described in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Under the CBCA, the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. The registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The aforementioned individuals are entitled to indemnification from the registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions set out above. The registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above. The indemnification and any advance of moneys by the registrant may be made in connection with a derivative action only with court approval.

The by-laws of the registrant provide that the registrant may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any director, officer or certain other persons, as the board of directors of the registrant may from time to time determine.

We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

The underwriters or agents on whose behalf the agreements listed as Exhibits 1.1 and 1.2 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of the registrant, and persons controlling the registrant, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to the registrant by any such underwriter or agent or to contribute to payments that may be required to be made in respect of these liabilities.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement for non-convertible debt securities.

1.2*	Underwriting Agreement for common shares, preference shares, convertible debt securities, depositary shares, warrants, purchase contracts, units and subscription receipts.

2.1	Purchase Agreement, dated as of November 28, 2023, among Open Text Corporation, as seller, and Rocket Software, Inc., as buyer, and Rocket Software UK Limited. (10)

2.2	Rule 2.7 Announcement, dated August 25, 2022. (38)

3.1	Articles of Amalgamation of the Company. (1) (P)

3.2	Articles of Amendment of the Company. (1) (P)

3.3	Articles of Amendment of the Company. (1) (P)

3.4	Articles of Amalgamation of the Company. (1) (P)

3.5	Articles of Amalgamation of the Company, dated July 1, 2001. (2) (P)

3.6	Articles of Amalgamation of the Company, dated July 1, 2002. (3)

3.7	Articles of Amalgamation of the Company, dated July 1, 2003. (4)

3.8	Articles of Amalgamation of the Company, dated July 1, 2004. (5)

3.9	Articles of Amalgamation of the Company, dated July 1, 2005. (6)

3.10	Articles of Continuance of the Company, dated December 29, 2005. (7)

3.11	By-Law 1 of Open Text Corporation. (8)

4.1	Form of Common Share Certificate of Open Text Corporation. (1) (P)

4.2*	Form of Preference Share Certificate.

4.3	Indenture, dated as of April 24, 2014, among Open Text Corporation, Computershare Trust Company, N.A., as trustee, and Computershare Trust Company of Canada, as co-trustee. (9)

4.4	Form of Subordinated Indenture. (9)

4.5	Form of Debt Securities (included in Exhibit 4.3).

4.6	Form of Subordinated Debt Securities (included in Exhibit 4.4).

4.7*	Form of Depositary Share Agreement.

4.8*	Form of Depositary Certificate.

4.9*	Form of Warrant Agreement.

4.10*	Form of Warrant Certificate.

4.11*	Form of Purchase Contract Agreement.

4.12*	Form of Purchase Contract Certificate.

4.13*	Form of Unit Agreement.

EXHIBIT NUMBER	DESCRIPTION

4.14*	Form of Unit Certificate.

4.15*	Form of Subscription Receipt Agreement.

4.16*	Form of Subscription Receipt Certificate.

4.17	Amended and Restated Shareholder Rights Plan Agreement between Open Text Corporation and Computershare Investor Services, Inc. dated December 9, 2025. (11)

5.1**	Opinion of Blake, Cassels & Graydon LLP.

5.2**	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1**	Consent of KPMG LLP.

23.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on the signature page hereof).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee for the senior debt securities.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the co-trustee for the senior debt securities.

25.3***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee for the subordinated debt securities.

25.4***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the co-trustee for the subordinated debt securities.

107**	Filing Fee Table.

*    To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.
**    Filed herewith.
***    To be filed in accordance with the Trust Indenture Act of 1939, as amended.
(1)    Filed as an Exhibit to the Company’s Registration Statement on Form F-1 (Registration Number 33-98858) as filed with the SEC on November 1, 1995 or Amendments 1, 2 or 3 thereto (filed on December 28, 1995, January 22, 1996 and January 23, 1996, respectively), and incorporated herein by reference. (P)
(2)    Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 28, 2001 and incorporated herein by reference. (P)
(3)    Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 30, 2002 and incorporated herein by reference.
(4)    Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 29, 2003 and incorporated herein by reference.
(5)    Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 13, 2004 and incorporated herein by reference.
(6)    Filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on September 27, 2005 and incorporated herein by reference.
(7)    Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on February 3, 2006 and incorporated herein by reference.
(8)    Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on December 2, 2010 and incorporated herein by reference.
(9)    Filed as an Exhibit to the Company’s Registration Statement on Form S-3 (Registration Number 33-195479), as filed with the SEC on April 24, 2014 and incorporated herein by reference.
(10) Filed as an Exhibit to the Company’s Current Report on Form 8-K/A, as filed with the SEC on December 1, 2023 and incorporated herein by reference.
(11) Filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on December 9, 2025 and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, Ontario, Canada, on the 12th day of December, 2025.

OPEN TEXT CORPORATION

By:	/s/ James McGourlay
James McGourlay Interim Chief Executive Officer (Principal Executive Officer)

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James McGourlay, Steve Rai, and Michael Acedo, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents or instruments necessary or incidental in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or such persons’ substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one document, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/s/ James McGourlay	Interim Chief Executive Officer (Principal Executive Officer)	December 12, 2025
(James McGourlay)

/s/ Steve Rai	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 12, 2025
(Steve Rai)

/s/ Cosmin Balota	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 12, 2025
(Cosmin Balota)

/s/ P. Thomas Jenkins	Executive Chair of the Board and Chief Strategy Officer	December 12, 2025
(P. Thomas Jenkins)

/s/ Randy Fowlie	Lead Director	December 12, 2025
(Randy Fowlie)

/s/ David Fraser	Director	December 12, 2025
(David Fraser)

/s/ John Hastings	Director	December 12, 2025
(John Hastings)

/s/ Robert Hau	Director	December 12, 2025
(Robert Hau)

Signatures	Title	Date

/s/ Goldy Hyder	Director	December 12, 2025
(Goldy Hyder)

/s/ Kristen Ludgate	Director	December 12, 2025
(Kristen Ludgate)

/s/ Fletcher Previn	Director	December 12, 2025
(Fletcher Previn)

/s/ Annette Rippert	Director	December 12, 2025
(Annette Rippert)

/s/ George Schindler	Director	December 12, 2025
(George Schindler)

/s/ Margaret Stuart	Director	December 12, 2025
(Margaret Stuart)

/s/ Deborah Weinstein	Director	December 12, 2025
(Deborah Weinstein)

/s/ Tazewell Rowe	Authorized Representative in the United States	December 12, 2025
(Tazewell Rowe)